Residence at Kings Landing Apartments

FIRST AMENDMENT TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Multipurpose)

This FIRST AMENDMENT TO MULTIFAMILY LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of March 31, 2014, is executed by and between KING’S LANDING LLC, a Delaware limited liability company (“Borrower”) and FANNIE MAE, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”).

RECITALS:

A. Pursuant to that certain Multifamily Loan and Security Agreement dated as of May 24, 2012 (the “Effective Date”), executed by and between Borrower and CWCAPITAL LLC, a Massachusetts limited liability company, now known as WALKER & DUNLOP, LLC, a Delaware limited liability company (“Prior Lender”) (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), Prior Lender made a loan to Borrower in the original principal amount of Twenty-One Million Two Hundred Thousand and 00/100 Dollars ($21,200,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the Effective Date, executed by Borrower and made payable to Prior Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”).

B. In addition to the Loan Agreement, the Mortgage Loan and the Note are also secured by, among other things, a certain Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated as of the Effective Date (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”).

C. Fannie Mae is the successor-in-interest to the Prior Lender under the Loan Agreement, the holder of the Note and the mortgagee or beneficiary under the Security Instrument.

D. WALKER & DUNLOP, LLC, a Delaware limited liability company, services the Mortgage Loan on behalf of Fannie Mae.

E. The parties are executing this Amendment pursuant to the Loan Agreement to reflect certain modifications to the Loan Agreement arising from a transfer of interest in the Borrower and a change of Guarantor as described in the Assumption and Release Agreement dated as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Fannie Mae agree as follows:

AGREEMENTS:

Section 1. Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Amendment.

Section 2. Defined Terms.

Capitalized terms used and not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

Section 3. Modifications to Loan Agreement.

The Loan Agreement is hereby amended to make the changes described in Sections 4, 5, 6 and 7 below and in the attached Exhibit B.

Section 4. Modification of Summary of Loan Terms.

Part I of the Summary of Loan Terms is hereby deleted in its entirety and replaced with the Part I set forth on Exhibit A attached hereto and made a part hereof.

Section 5. Addition of Exhibit A (Waiver of Imposition Deposits).

Exhibit A to Multifamily Loan and Security Agreement (Waiver of Imposition Deposits) attached hereto as Exhibit C is hereby added to the Loan Agreement and made a part thereof.

Section 6. Addition of Addenda to Schedule 2 (Replacement Reserve Deposits – Deposits Partially or Fully Waived).

Addenda to Schedule 2 to Multifamily Loan and Security Agreement (Replacement Reserve Deposits – Deposits Partially or Fully Waived) attached hereto as Exhibit D is hereby added to the Loan Agreement and made a part thereof.

Section 7. Addition of Exhibit B (Replacement Reserve – Deposits Partially or Fully Waived).

Exhibit B to Multifamily Loan and Security Agreement (Replacement Reserve – Deposits Partially or Fully Waived) attached hereto as Exhibit E is hereby added to the Loan Agreement and made a part thereof.

Section 8. Authorization.

Borrower represents and warrants that Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Loan Agreement, as amended hereby.

Section 9. Compliance with Loan Documents.

The representations and warranties set forth in the Loan Documents, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, except for such changes as are specifically permitted under the Loan Documents. In addition, Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Documents, as amended hereby.

Section 10. No Event of Default.

Borrower represents and warrants that, as of the date hereof, no Event of Default under the Loan Documents, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing.

Section 11. Costs.

Borrower agrees to pay all fees and costs (including attorneys’ fees) incurred by Fannie Mae and any Loan Servicer in connection with this Amendment.

Section 12. Continuing Force and Effect of Loan Documents.

Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Agreement and the other Loan Documents are incorporated by reference herein and in all respects shall continue in full force and effect. Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Agreement and the other Loan Documents, including Section 15.01 (Governing Law; Consent to Jurisdiction and Venue), Section 15.04 (Counterparts), Section 15.07 (Severability; Entire Agreement; Amendments) and Section 15.08 (Construction) of the Loan Agreement.

Section 13. Counterparts.

This Amendment may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document and all such counterparts shall be construed together and shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower and Fannie Mae have signed and delivered this Amendment under seal (where applicable) or have caused this Amendment to be signed and delivered under seal (where applicable) by their duly authorized representatives. Where applicable law so provides, Borrower and Fannie Mae intend that this Amendment shall be deemed to be signed and delivered as a sealed instrument.

BORROWER

KING’S LANDING LLC, a Delaware limited liability company

By: Independence Realty Operating Partnership, LP, a Delaware limited partnership, its sole member

By: Independence Realty Trust, Inc., a Maryland corporation, its general partner

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By: /s/ Scott Schaeffer
Name: Scott Schaeffer
Title: CEO

FANNIE MAE

FANNIE MAE:

By: Walker & Dunlop, LLC, a Delaware limited

liability company, its Servicer

By: /s/ Jenna Treible
Name: Jenna Treible
Title: Vice President

EXHIBIT A

Modification to Summary of Loan Terms

I. GENERAL PARTY AND MULTIFAMILY PROJECT INFORMATION
Borrower	KING’S LANDING LLC, a Delaware limited liability company

Lender	WALKER & DUNLOP, LLC, a Delaware limited liability company

Key Principal	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

Guarantor	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

Multifamily Project	Residence at Kings Landing Apartments

ADDRESSES

Borrower’s General Business Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Borrower’s Notice Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Multifamily Project Address	640 New Ballas Road Creve Coeur, Missouri 63141

Multifamily Project County	the County of St. Louis

Key Principal’s General Business Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Key Principal’s Notice Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Guarantor’s General Business Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Guarantor’s Notice Address	c/o Independence Realty Advisors, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attention: Farrell Ender, President

Lender’s General Business Address	7501 Wisconsin Avenue, Suite 1200E Bethesda, Maryland 20814

Lender’s Notice Address	7501 Wisconsin Avenue, Suite 1200E Bethesda, Maryland 20814 servicing@walkerdunlop.com

Lender’s Payment Address	7501 Wisconsin Avenue, Suite 1200E Bethesda, Maryland 20814

      /s/ SS

Borrower’s Initials

EXHIBIT B

MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

1) Sections 3.02(a)(5), (6) and (7) are deleted and replaced with the following:

(5) failure to apply Rents to the ordinary and necessary expenses of owning and operating the Mortgaged Property (other than property management fees that are not currently payable pursuant to the terms of any collateral assignment of property management agreement required by Lender), and to Debt Service Amounts, except that Borrower will not be personally liable with respect to Rents that are distributed in any calendar year if Borrower has paid all ordinary and necessary expenses of owning and operating the Mortgaged Property and Debt Service for the calendar year that such Rents are attributable; or

(6) waste or abandonment of the Mortgaged Property;

2) Section 3.02(b) is deleted and replaced with the following:

(b) Full Personal Liability for Mortgage Loan.

Borrower shall be personally liable to Lender for the repayment of all of the Indebtedness, and the Mortgage Loan shall be fully recourse to Borrower, upon the occurrence of any of the following:

(1) failure by Borrower to comply with the single-asset entity requirements of this Loan Agreement or any other Loan Document;

(2) a Transfer (other than a conveyance of the Mortgaged Property at a Foreclosure Event pursuant to the Security Instrument and this Loan Agreement) that is not permitted under this Loan Agreement or any other Loan Document;

(3) the occurrence of any Bankruptcy Event (other than an acknowledgement in writing as described in (b) of the definition of “Bankruptcy Event”); provided, however, in the event of an involuntary Bankruptcy Event, Borrower shall only be personally liable if such involuntary Bankruptcy Event occurs with the consent, encouragement or active participation of Borrower, Guarantor, Key Principal or any Borrower Affiliate; or

(4) fraud or written material misrepresentation by Borrower, Guarantor, Key Principal, or any officer, director, partner, member, or shareholder of Borrower, Guarantor, or Key Principal or material omission in connection with: any application for or creation of the Indebtedness, on-going financial or other reporting, or any request for action or consent by Lender.

3) Section 4.01(g) is deleted and replaced with the following:

(g) Economic Sanctions, Anti-Money Laundering and Anti-Corruption.

None of Borrower, any Guarantor, any Key Principal, or any Principal, nor to Borrower’s knowledge, its general partners, managing members, managers (if non-member managed), or any Person owning or controlling any of them:

(1) is in violation of:

(A) any applicable anti-money laundering laws, including those contained in the Bank Secrecy Act;

(B) any applicable economic sanction laws administered by OFAC or by the United States Department of State; or

(C) any applicable anti-drug trafficking, anti-terrorism, or anti-corruption laws, civil or criminal; or

(2) is a Person:

(A) that is charged with, or has reason to believe that he, she or it is under investigation for, any violation of any such laws;

(B) that has been convicted of any violation of, has been subject to civil penalties pursuant to, or had any of its property seized or forfeited under any such laws;

(C) named on the list of “Specially Designated Nationals or Blocked Persons” maintained by OFAC (or any successor United States government office or list), or any similar list maintained by the United States Department of State (or any successor United States government office or list);

(D) with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law; or

(E) that is owned, controlled by, or affiliated with any Person identified in clause (A), (B), (C), and/or (D) of this Section 4.01(g)(2); or

(3) is in violation of any obligation to maintain appropriate internal controls as required by the governing laws of the jurisdiction of such Person as are necessary to ensure compliance with the economic sanctions, anti-money laundering and anti-corruption laws of the United States and the jurisdiction where the Person resides, is domiciled or has its principal place of business.

4) Section 4.02(b) is deleted and replaced with the following:

(b) Economic Sanctions and Anti-Money Laundering.

(1) Borrower shall at all times remain, and shall cause its general partners, managing members and managers (if non-member managed), and any Guarantor, Key Principal, Principal and any Person having a Controlling Interest in any of them to remain, in compliance with:

(A) any applicable anti-money laundering laws, including those contained in the Bank Secrecy Act;

(B) any applicable economic sanction laws administered by OFAC or by the United States Department of State; and

(C) any applicable anti-drug trafficking, anti-terrorism, or anti-corruption laws, civil or criminal.

(2) At no time shall Borrower, or its general partners, managing members, managers (if non-member managed), any Guarantor, Key Principal, Principal, or any Person having a Controlling Interest in any of them, be a Person:

(A) that is charged with, or has reason to believe that he, she or it is under investigation for, any violation of any such laws;

(B) that has been convicted of any violation of, has been subject to civil penalties pursuant to, or had any of its property seized or forfeited under, any such laws;

(C) named on the list of “Specially Designated Nationals or Blocked Persons” maintained by OFAC (or any successor United States government office or list), or any similar list maintained by the United States Department of State (or any successor United States government office or list);

(D) with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law; or

(E) that is owned, controlled by or affiliated with any Person identified in clause 0, 0, 0, and/or 0 of this Section 4.02(b)(2).

(3) At no time shall Borrower, its general partners, managing members, managers, non-member managers, any Guarantor, Key Principal, Principal and any Person owning or controlling any of them, be a Person in violation of any obligation to maintain appropriate internal controls as required by the governing laws of the jurisdiction of such Person as are necessary to ensure compliance with the economic sanctions, anti-money laundering, and anti-corruption laws of the United States and the jurisdiction where the Person resides, is domiciled or has its principal place of business.

5) Section 8.03(a) is deleted and replaced with the following:

(a) Right to Audit Books and Records.

Lender may require that any or all of the statements, schedules and reports of Borrower or the Mortgaged Property be audited, at Borrower’s expense, by independent certified public accountants acceptable to Lender; provided that such requirement shall be limited to not more than once per Borrower’s fiscal year so long as no Event of Default has occurred (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing). If Borrower fails, in a timely manner, to provide any such required audited materials, Lender shall have the right, at Borrower’s expense, to have such materials audited by independent certified public accountants selected by Lender. All related costs and expenses of Lender shall become immediately due and payable within ten (10) Business Days after demand therefor.

6) Section 9.02(b)(3) is deleted and replaced with the following:

(3) deliver evidence, in form and content acceptable to Lender, that each existing insurance policy has been renewed not less than thirty (30) days prior to the applicable expiration date and (if such evidence is other than an original or duplicate original of a renewal policy) deliver the original or duplicate original of each renewal policy in form and content acceptable to Lender within ninety (90) days after the applicable expiration date of the original insurance policy);

7) Section 9.03(b)(1)(B)(iv) is deleted and replaced with the following:

(iv) Lender determines that the Restoration will be completed before the earlier of (x) one (1) year before the stated Maturity Date or (y) one (1) year after the date of the loss or casualty; and

8) Section 9.03(b)(2) is deleted and replaced with the following:

(2) Notwithstanding the foregoing, if any loss is estimated to be in an amount equal to or less than $100,000, Lender shall not exercise its rights and remedies as power-of-attorney herein and shall allow Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such policies of property damage insurance, and to collect and receive the proceeds of property damage insurance; provided that each of the following conditions shall be satisfied:

(D) Borrower shall immediately notify Lender of the casualty giving rise to the claim;

(E) no Event of Default has occurred (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing);

(F) the Restoration will be completed before the earlier of (1) one (1) year before the stated Maturity Date or (2) one (1) year after the date of the loss or casualty;

(G) there will be sufficient funds to complete the Restoration;

(H) all proceeds of property damage insurance shall be issued in the form of joint checks to Borrower and Lender;

(I) all proceeds of property damage insurance shall be applied to the Restoration;

(J) Borrower shall deliver to Lender evidence satisfactory to Lender of completion of the Restoration and obtainment of all lien releases;

(K) Borrower shall have complied to Lender’s satisfaction with the foregoing requirements on any prior claims subject to this provision, if any; and

(I) Lender shall have the right to inspect the Mortgaged Property.

9) Section 11.02(b)(2) is deleted and replaced with the following:

(2) Interests in Borrower and/or Key Principal and/or Guarantor.

Other than a Transfer to which Lender has consented in writing, Borrower shall not Transfer, or cause or permit to be Transferred:

(A) a direct or indirect Controlling Interest in Borrower, Key Principal or Guarantor (if applicable);

(B) more than forty-nine percent (49%) of any Key Principal’s or Guarantor’s direct or indirect ownership interests in Borrower that existed on the Effective Date (individually or on an aggregate basis);

(C) the economic benefits or rights to cash flows attributable to any ownership interests in Borrower, Key Principal or Guarantor (if applicable) separate from the Transfer of the underlying ownership interests if the Transfer of the underlying ownership interest is prohibited by this Loan Agreement; or

(D) a Transfer to a new key principal or new guarantor (if such new key principal or guarantor is an entity) which entity has an organizational existence termination date that ends before the Maturity Date.

10) A new Section 11.03(h) is added as follows:

“(h) Permitted Transfers. Notwithstanding anything herein to the contrary, the following Transfers shall be permitted without the requirements for Lender notice and consent or payment of a Transfer Fee or a Review Fee except as otherwise noted below:

(i) a sale or exchange of any shares of common stock, preferred stock or other beneficial or ownership interests or other forms of securities of Independence Realty Trust, Inc., a Maryland corporation (“IRT”), or RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), so long as (A) such sale or exchange does not result in a change in the management and control of such entities, and (B) no sale or exchange results in a concentration of ownership of common stock or preferred stock greater than or equal to 49% in any single beneficial owner (other than, with respect to IRT, a concentration of ownership of IRT’s common stock or preferred stock greater than or equal to 49% in RAIT); provided that Borrower provides notice to Lender if such sale or exchange results in a concentration of ownership of common stock or preferred stock greater than or equal to 10% and Lender determines that none of proposed transferees is a Prohibited Person; and

(ii) a transfer or issuance of limited partnership interests in Independence Realty Operating Partnership, LP (the “OP”), (A) either directly or indirectly to IRT, or (B) to a third party transferee in exchange for real property contributed to the OP, so long as (Y) the transfer or issuance of limited partnership interests does not result in a change in the management and control of the OP and (Z) if such transfer or issuance of limited partnership interests, whether once or in a series, results in any transferee indirectly owning 25% or more of Borrower, Lender determines that the proposed transferees meet the Fannie Mae requirements for a Principal.

For each permitted transfer in this Section 11.03(h) requiring a determination of whether the transferee is a Prohibited Person, Borrower shall provide Lender with any necessary information as required by Lender, in advance of such transfer, in order to allow Lender to make such determination, Borrower shall pay the Review Fee to Lender, and such transfer shall not take place until the completion of Lender’s determination and receipt of the Review Fee.”

      /s/ SS

Borrower’s Initials

EXHIBIT C
EXHIBIT A
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Waiver of Imposition Deposits)

The foregoing Loan Agreement is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

2. The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Insurance Impositions” means the premiums for maintaining all Required Insurance Coverage.

“Required Insurance Coverage” means the insurance coverage required pursuant to Article 9 (Insurance) of the Loan Agreement and under any other Loan Document.

3. Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) of the Loan Agreement is hereby amended by adding the following provisions to the end thereof:

(b) Conditional Waiver of Collection of Imposition Deposits.

(1) Notwithstanding anything contained in this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) to the contrary, Lender hereby agrees to waive the collection of Imposition Deposits for Insurance Impositions, provided, that:

(A) Borrower shall pay such Insurance Impositions directly to the carrier or agent ten (10) days prior to expiration or as necessary to prevent the Required Insurance Coverage from lapsing due to non-payment of premiums;

(B) Borrower shall provide Lender with proof of payment acceptable to Lender of all Insurance Impositions within five (5) days after the date such Insurance Impositions are paid; and

(C) Borrower shall cause its insurance agent to provide Lender with such certifications regarding the Required Insurance Coverage as Lender may request from time to time evidencing that the Insurance Impositions have been paid in a timely manner and that all of the Required Insurance Coverage is in full force and effect.

(2) Lender reserves the right to require Borrower to deposit the Imposition Deposits with Lender on each Payment Date for Insurance Impositions in accordance with this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) upon:

(A) Borrower’s failure to pay Insurance Impositions or to provide Lender with proof of payment of Insurance Impositions as required in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits);

(B) Borrower’s failure to maintain insurance coverage in accordance with the requirements of Article 9 (Insurance);

(C) the occurrence of any Transfer which is not permitted by the Loan Documents, or any Transfer which requires Lender’s consent; or

(D) the occurrence of a default under any of the other terms, conditions and covenants set forth in this Loan Agreement or any of the other Loan Documents.

(3) Except as specifically provided in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits), the provisions of Article 9 (Insurance) shall remain in full force and effect.

      /s/ SS

Borrower’s Initials

EXHIBIT D
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
ADDENDA TO SCHEDULE 2 – SUMMARY OF LOAN TERMS
(Replacement Reserve Deposits – Deposits Partially or Fully Waived)

VI. REPLACEMENT RESERVE – DEPOSITS PARTIALLY OR FULLY WAIVED
Reduced Monthly Replacement Reserve Deposit	$0.00

      /s/ SS

Borrower’s Initials

EXHIBIT E
EXHIBIT B
MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Replacement Reserve – Deposits Partially or Fully Waived)

The foregoing Loan Agreement is hereby modified as follows:

1.	Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

2. The Definitions Schedule is hereby amended by adding the following new definition in the appropriate alphabetical order:

“Reduced Monthly Replacement Reserve Deposit” has the meaning set forth in the Summary of Loan Terms.

3. Section 13.01(b) (Monthly Replacement Reserve Deposits) of the Loan Agreement is hereby amended by adding the following provisions to the end thereof:

(1) Partial or Full Waiver of Monthly Replacement Reserve Deposit.

Notwithstanding the foregoing or anything in this Loan Agreement to the contrary, on the Effective Date, Lender has agreed to partially reduce, defer or fully waive Borrower’s obligation to make full Monthly Replacement Reserve Deposits. Subject to the provisions of Section 13.01(b)(2) (Reinstatement of Monthly Replacement Reserve Deposit), Borrower shall deposit the applicable Reduced Monthly Replacement Reserve Deposit into the Replacement Reserve Account on each Payment Date.

(2) Reinstatement of Monthly Replacement Reserve Deposit.

In the event that (A) at any time during the Loan Term Lender provides written notice to Borrower of Lender’s determination that the Mortgaged Property is not being maintained in accordance with the requirements set forth in the Loan Documents, or (B) an Event of Default has occurred and is continuing under any of the Loan Documents, then upon the earlier of (i) the date specified by Lender in such written notice to Borrower or (ii) the first day of the first calendar month after the occurrence of such Event of Default, Borrower shall commence paying the full Monthly Replacement Reserve Deposits throughout the remaining Loan Term.

      /s/ SS

Borrower’s Initials